Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-4 of our report dated March 6, 2020 relating to the consolidated financial statements of PBF Holding Company LLC and subsidiaries appearing in the prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such prospectus.

/s/ Deloitte & Touche LLP

Parsippany, New Jersey
September 30, 2020